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                     SUBSIDIARIES OF THE CHUBB CORPORATION
                                  May 1, 1997


Chubb & Son, Inc.
   - Associated Aviation Underwriters (affiliate)
   - Chubb Services Corporation
   - Chubb & Son Inc. (Illinois)
   - Chubb Customer Center, Inc.

The Chubb Corporation, a Delaware corporation
   - Bhakdikij Company Limited (affiliate)
   - Chubb Insurance Company (Thailand), Limited (affiliate)

Federal Insurance Company
   - Bellemead Development Corporation
   - C.C. Canada Holdings Ltd,
   - Chubb Insurance Company of Canada
   - Chubb de Mexico, Compania Afianzadora, S.A. de S.V.
   - Chubb de Mexico, Compania de Seguros, S.A. de S.V. (affiliate)
   - Chubb Custom Insurance Company
   - Chubb de Mexico Servicios de Subscripcion y Administatives, S.A. de C.V.
   - Chubb Indemnity Insurance Company
   - Chubb Insurance Company of Europe, S.A.
   - Chubb Insurance Company of New Jersey
   - Chubb Lloyd's Insurance Company of Texas (affiliate)
   - Chubb National Insurance Company
   - Chubb Pacific Underwriting Management Services Pte. Ltd.
   - Chubb Seguros-holdings Chile, S.A.
   - Chubb de Chile Compania de Seguros Generales, S.A.
   _ Great Northern Insurance Company
   - Pacific Indemnity Company
   - Northwestern Pacific Indemnity Company
   - Texas Pacific Indemnity Company
   - Seguros La Federacion, C.A. - Venezuela (affiliate)
   - Vigilant Insurance Company
   - Chubb de Colombia Compania de Seguros, S.A.
   - Chubb Insurance Company of Australia Limited
   - Chubb de Colombia Compania de Seguros, S.A.

Chubb Custom Market, Inc.
Chubb Asset Managers, Inc.
Chubb Capital Corporation
Chubb do Brasil Servicos
Chubb Computer Services, Inc.
Chubb Professional Resources, Inc.
The Chubb Institute, Inc.
Personal Line. Insurance Brokerage Inc.
Chubb Investment Services, Ltd.
Transit Air Services, Inc.
Chubb Investment Company of New Jersey, Inc.
Chubb Equity Managers, Inc.
Chubb Atlantic Indemnity, Ltd.
DHC Corporation
Chubb do Brasil Compannia de Seguros